UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        March 12, 2018
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 (Address of Principal Executive Offices, including zip code)

(856) 505-8800 (Registrant's Telephone Number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 12, 2018, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of inTEST Corporation (the "Company") approved the 2018 Executive Compensation Plan for our President and Chief Executive Officer and Secretary, Treasurer and Chief Financial Officer.

The components of this plan include (i) base salary, (ii) short term incentive compensation in the form of a performance based bonus and (iii) long term incentive compensation in the form of equity compensation grants, all of which are described more fully below.

Base Salary: Base salaries for 2018, effective as of January 1, 2018 are as follows:

James Pelrin	$315,000
Hugh T. Regan, Jr.	$255,000

Short Term Incentive Compensation: Each executive officer will be eligible to receive a performance bonus payment upon satisfaction of the following of the following weighted performance metrics during 2018:

        (i)    Achievement of the Company's Financial Goals – 60%
        (ii)   Completion of an Acquisition by the Company in 2018 – 15%
        (iii)  Achievement of Adjusted EBITDA of $4.45 million for Ambrell for 2018 – 15%
        (iv)  Achievement of SOX 404b compliance with no material weaknesses by December 31, 2018 – 10%

The performance bonus payment target percentages to be used in each executive officer's bonus calculation for 2018 are as follows:

James Pelrin	65%
Hugh T. Regan, Jr.	55%

The amount of the executive officer's bonus may range from zero (if none of the performance metrics are satisfied) to an amount that may exceed the target performance bonus amounts.

Achievement of Financial Goals: A portion of each executive officer's performance bonus may be earned based upon the Company's achievement of net revenue and earnings before income tax amounts as compared to budgeted net revenue and earnings before income tax amounts for 2018. Each executive officer is eligible to earn this portion of the executive officer's performance bonus based upon the following matrix:

		Revenue v. Target
		<80%	80%	90%	100%	110%	120%
	<80%	0%	0%	0%	0%	0%	0%
Earnings	80%	0%	50%	63%	75%	88%	100%
before	90%	0%	63%	75%	88%	100%	113%
income tax	100%	0%	75%	88%	100%'	113%	125%
v.	110%	0%	88%	100%	113%	125%	138%
Target	120%	0%	100%	113%	125%	138%	150%

Completion of an Acquisition in 2018: A portion of each executive officer's performance bonus will be earned based upon the Company's consummation of an acquisition of a company or assets of a company in 2018. The acquired company or assets must have generated minimum trailing twelve months revenues of $5,000,000. In addition, the transaction must close in 2018 with the transfer of substantially all assets and/or stock of the target company to the Company completed in 2018.

Achievement of Adjusted EBITDA of $4.45 million for Ambrell for 2018: A portion of each executive officer’s performance bonus will be earned based upon the Company’s subsidiary Ambrell Corporation achieving Adjusted EBIDTA of at least $4.45 million for 2018. Adjusted EBITDA is based upon the definition as outlined in the Stock Purchase Agreement for Ambrell dated May 24, 2017.

Achievement of SOX 404b compliance with no material weaknesses by December 31, 2018: A portion of each executive officer’s performance bonus will be earned based upon the achievement of SOX 404b compliance with no material weakness by December 31, 2018.

Long Term Incentive Compensation: The executive officers were awarded equity compensation grants consisting of restricted stock and stock options as follows:

	Shares of Restricted Stock	Options to Purchase Shares of Common Stock
James Pelrin	20,600	60,900
Hugh T. Regan, Jr.	10,900	32,200

All restricted stock awards will vest in equal increments over four years. All incentive stock option awards will vest in equal increments over four years and will have an exercise price that is no less than the closing price of the Company's common stock as listed on the NYSE American on March 12, 2018. All equity awards are subject to the terms of the Company's 2014 Stock Plan and the Company's standard forms of Award Agreements.

Item 8.01.  Other Events

On March 12, 2018, the Board approved the grant of restricted stock to our non-employee directors as follows:

Shares of Restricted Stock
Robert E. Matthiessen	8,000
Steven J. Abrams	8,000
Joseph W. Dews IV	8,000
William Kraut	8,000

The above restricted stock awards will vest 25% on each of the following dates: March 31, 2018, June 30, 2018, September 30, 2018, and December 31, 2018, and are subject to the terms of the Company's 2014 Stock Plan and the Company's standard form of Restricted Stock Award Agreement.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	2018 Executive Officer Compensation Plan

___________________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary, Treasurer and Chief Financial Officer

Date:   March 15, 2018